Exhibit 99.2

IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION

No Offer or Solicitation; Additional Information and Where to Find It

These materials are for informational purposes only and do not constitute or form part of (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination among the Company, Kensington Capital Acquisition Corp. V (“Kensington”) and an indirect subsidiary of the Company (“NewCo”) that will be created and will become the holding company of the Arrival Group at the closing of the proposed business combination, and related transactions (the “Proposed Business Combination”), or (ii) an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made in the United States except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933 (the “Securities Act”). In connection with the Proposed Business Combination, it is expected that NewCo will file a registration statement on Form F-4, which will include a proxy statement of Kensington and a prospectus with respect to the Proposed Business Combination, with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement/prospectus will be delivered to the security holders of the Company and Kensington. The release, publication or distribution of these materials in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which these materials are released, published or distributed should inform themselves about and observe such restrictions. The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any persons in member states of the European Economic Area which apply Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (this Regulation together with any implementing measures in any member state, the “Prospectus Regulation”), unless they are qualified investors for the purposes of the Prospectus Regulation in such member state or in any other circumstances falling within Article 1(4) of the Prospectus Regulation, and no person in member states of the European Economic Area that is not a relevant person or qualified investor may act or rely on these materials or any of their contents.

SECURITY HOLDERS OF THE COMPANY AND KENSINGTON ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED BUSINESS COMBINATION CAREFULLY AND IN ITS ENTIRETY, INCLUDING THE EXHIBITS THERETO AND ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, KENSINGTON, NEWCO AND THE PROPOSED BUSINESS COMBINATION.

Security holders will be able to obtain free copies of the proxy statement/prospectus, as well as other filings containing information about the Company, Kensington and NewCo, without charge, at the SEC’s website at http://www.sec.gov. Security holders will also be able to obtain these documents, without charge, from the Company’s website at https://arrival.gcs-web.com/news-events/events-presentations and Kensington’s website at https://www.autospac.com.

These materials do not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. An offer will not be made in, nor will sales be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, NewCo may, in its sole discretion, take such action as it may deem necessary to extend any offer in any such jurisdiction.

Participants in the Solicitation

The Company, Kensington, NewCo, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the

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solicitation of proxies of Kensington’s shareholders in connection with the Proposed Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Kensington’s directors and executive officers in Kensington’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 3, 2023, and regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which was filed with the SEC on April 27, 2022. Other information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Kensington’s shareholders in connection with the Proposed Business Combination and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

These materials contain certain forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements generally are identified by the words “believe,” “target,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “positioned,” “strategy,” “outlook,” “future,” “opportunity,” “plan,” “potential,” “predict,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in these materials, including, but not limited to: (i) the risk that the Proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s and Kensington’s securities, (ii) the risk that the Proposed Business Combination may not be completed by Kensington’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Kensington, (iii) the failure to satisfy the conditions to the consummation of the Proposed Business Combination, including, but not limited to, the adoption of the business combination agreement by the shareholders of the Company and Kensington, and the receipt of certain governmental and regulatory approvals, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement, (iv) the effect of the announcement or pendency of the Proposed Business Combination on the Company’s business relationships, performance, and business generally, (vi) the outcome of any legal proceedings that may be instituted against the Company, Kensington or NewCo related to the business combination agreement or the Proposed Business Combination, (v) the ability to maintain the listing of Kensington’s securities on the New York Stock Exchange and the Company’s securities on the Nasdaq Stock Market LLC, (vi) the price of Kensington’s, the Company’s and post-combination NewCo’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company operates, variations in performance across competitors, changes in laws and regulations affecting the Company business and changes in the combined capital structure, and (vii) the risk that the post-combination company’s securities will not be approved for listing on the NASDAQ Stock Market LLC or if approved, maintain the listing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 20-F filed with the SEC on April 27, 2022, and other documents filed by the Company with the SEC from time to time, which will continue to apply to the post-combination company, and in the “Risk Factors” section of Kensington’s Annual Report on Form 10-K filed with the SEC on April 3, 2023, and other documents filed by Kensington with the SEC from time to time. In addition, forward-looking financial information and the Company’s expectations as to its ability to execute on its current business plan in the near term and the longer term are based on a number of assumptions that the Company makes, including the following assumptions that the Company’s management believes to be material: (i) operational assumptions, including, the development and

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commercialization of the Company’s vehicles, the roll out of the Company’s microfactory manufacturing locations, the production capacity of the Company’s microfactories, the selection of the Company’s products by customers in the commercial van industry, growth in the various markets the Company is targeting, average selling prices and resulting sales of vehicles; (ii) the mix of products produced and sold in combination with corresponding costs, including material and component costs, assembly costs, manufacturing costs, and costs related to product warranties. Many of these costs are forecasted to vary significantly as the Company commences production in its microfactories; (iii) the Company’s ability to raise capital necessary to execute on its current business plan and production timeline, including the roll-out of its microfactories, as well as to maintain its ongoing operations, continue research, development and design efforts and improve infrastructure; and (iv) capital expenditure is based on a number of assumptions regarding the expenditure required to build the Company’s microfactories, including the cost of initial set up of factory facilities and the cost of manufacturing and assembly equipment. In making the foregoing assumptions, the Company’s management relies on a number of factors, including its experience in the automotive industry, its experience in the period since the inception of the Company and current pricing estimates for prototype vehicles and vehicle components as well as the projected costs for factory locations that are already in development; its best estimates of the timing for the development and commercialization of its vehicles and overall vehicle development process; its best estimates of current and future customers purchasing the Company’s vehicles; and third-party forecasts for industry growth.

Readers are cautioned not to put undue reliance on forward-looking statements as they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Except as required by applicable law, neither the Company nor any of its affiliates assume any obligation to and does not intend to update or revise these forward-looking statements after the date of the respective Materials, whether as a result of new information, future events, or otherwise. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in the Materials or elsewhere might not occur. The Company does not give any assurance that it will achieve its expectations.

Neither the Company nor its advisers and/or agents undertake any obligation to provide the recipient with access to any additional information or to update these materials or any additional information or to correct any inaccuracies in any such information which may become apparent except as required under applicable law and regulation.

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Arrival Combination with Kensington Capital Acquisition Corp. V

Investor Call Script

April 06, 2023

Justin Mirro, Kensington

Thanks for your time today to discuss the business combination of Kensington and Arrival, which has developed a revolutionary electric vehicle serving the last-mile delivery market.

Arrival is at the forefront of the single greatest mega-trend in transportation – electric mobility. The company is doing this by developing an innovative, class-4 delivery van that meets the needs of today’s drivers, fleet operators and delivery customers.

While there are many companies making electric vehicles today, this is a next generation delivery van that incorporates over 200 patents and $1.0 billion of capital. What gets us most excited about Arrival is that it has developed a completely new vehicle, from the ground-up, that uses advanced materials and manufacturing technologies to increase functionality while reducing costs.

The Kensington team has reviewed the results of Arrival and we are impressed. We also know through our success with leading EV suppliers such as QuantumScape, Amprius and Wallbox that making the future cleaner can be good business. It is why we are so excited about combining Arrival’s vehicle and manufacturing technologies with our commercialization and public market experience.

So Let me Explain the Capital Structure in the middle of the page

All net proceeds from this transaction will be retained by the business, including Kensington’s cash held in trust and the existing cash on Arrival’s balance sheet. This should result in approximately $468 million of pro forma cash for Arrival to accelerate their business, including the build-out of its new manufacturing facility in North Carolina.

The business combination we’re announcing today will result in KCGI shareholders receiving newly issued Arrival shares equal to $17.00 divided by Arrival’s 10-day VWAP prior to closing. Arrival is expected to remain listed on Nasdaq. We believe this valuation compares favorably to other publicly traded EV companies, especially given Arrival’s significant accomplishments, which we will explain in this presentation.

Introduction

But first, I would like to introduce the CEO of Arrival, Igor Torgov, and his impressive management team that have a clear vision to create significant shareholder value.

With that, let me turn it over to Igor…

Igor Torgov, Arrival

Slide 4:

Thank you, Justin, for the introduction. We share your excitement around this transaction which provides capital to support bringing our class 4 XL Van to market.

With our XL Van, we are revolutionizing the electric vehicle industry in this segment. Not only is the vehicle purpose-built and optimized for last mile delivery, but the design and manufacturing of the vehicle is done in-house by Arrival eliminating the limitations coming from the use of standardized truck chassis and second-stage manufacturers.

But before we tell you more about our revolutionary electric van, I would like to tell you a little bit more about who we are and what we have accomplished so far.

Slide 5:

What sets us apart are our product value proposition, design strategy and capital efficiency. The XL Van is a purpose-built vehicle targeting the high margin market of last-mile delivery vehicles which is currently underserved by large scale OEMs in the U.S.

The design of our van is modular, for faster development and a higher degree of customization to meet our customer needs. We use in-house hardware components in key areas of the XL Van which, combined with our proprietary software, result in a streamlined integration and fantastic user experiences.

With this flexible and modular approach to designing purpose-built vehicles, we bring products from concept to market in significantly less time and costs compared to traditional processes.

And finally, through our flexible manufacturing method we can produce vehicles with lower CapEx per vehicle and at lower break-even volumes in comparison to traditional OEM manufacturing methods.

Slide 6:

Today I will be joined by John Wozniak, CFO and Mike Ableson, CEO North America & Automotive.

John Wozniak, Arrival

Thank you, Igor. As CFO, I bring over 25 years of experience in financial operations and public accounting, including extensive leadership experience from my 18-year tenure at Motorola Solutions. At Motorola, I most recently served as Corporate Vice President for Finance Operations and served for eight years as its Chief Accounting Officer. I’ve played a key role in Motorola’s transition from the legacy $40+ billion revenue company to a more profitable and agile Motorola Solutions business. Mike?

Mike Ableson, Arrival

Hi I’m Mike, I have served as Chief Executive Officer of Arrival Automotive since October 2019. Prior to joining Arrival, I spent 35 years with General Motors in a number of positions, including: Vice President of EV Infrastructure; Vice President of Global Strategy and Innovation; as well as Vice President of Engineering for GM-Europe and a Member of the Management Board of the German OEM Opel. I’m also a member of the Executive Committee of the Transportation Research Board.

Igor Torgov, Arrival

And as for me - I joined Arrival in 2020 and served as Executive Vice President of multiple divisions within the company including Fintech, Digital and IT division. At the end of January this year, I was appointed Chief Executive Officer by our Board, following Peter Cuneo’s brief assignment in the office. Prior to Arrival, I was active as COO, CEO and in various other leadership positions at internationally renowned technology companies.

Arrival’s key management team is completed by Daniel Chin, our General Counsel, Alex Park who is responsible for Digital and IT as well as Yakub Zolynski, our VP of Talent.

Slide 7:

We as the senior management team work very closely with our Board which is actively engaged in supporting Arrival’s road to production.

Our board of directors is led by our founder, Denis Sverdlov. The board brings a wealth of experience focused in the technology and automotive industries. The Arrival team is complemented by Kensington’s board and management team with deep experience in the automotive sector.

Slide 8:

The success Arrival has generated so far is largely due to our incredible talent. As a result of the recent cost optimization initiatives we initiated in Q1 of this year, Arrival will have around 750 employees grouped into four key areas:

Robotics and Manufacturing focus on the development of our flexible manufacturing methods and software defined factories. Our Elements team is developing high and low voltage components and the integrated software used in our vehicles. The Vehicle Platforms team excels in the rapid design and development of all Arrival vehicles. They are currently heads down and laser-focused on developing our XL Van for the U.S. market. Last but not least, our Digital & IT team is creating the software and other IT solutions to operate our business and provide digital services surrounding our vehicles.

As a global company, our workforce is located primarily in 4 locations - in the U.S. for the development and production of XL Van, R&D is done at our headquarters in London, UK. In Germany, our teams focus on robotics used in our factories and in Georgia our key operations are focused on software engineering.

Slide 9:

Arrival as it operates today, is solely focused on bringing the XL Van to production in Charlotte. But it’s also important to understand the outstanding achievements and milestones we have accomplished over the last several years, bringing a portfolio of IP and a small family of purpose-built vehicles to fruition, all with low investment relative to the industry. After Denis founded the company in 2015 it took Arrival just 3 years to develop the first electric van prototype. Based on the accomplishments made until 2019 we received €100 million investment by the Korean OEM Hyundai and Kia. In 2021, while working on several different vehicle programs, our L Van entered the Beta Phase to verify our vehicle architecture and design. In the same year the company listed on the Nasdaq through a de-SPAC with CIIG resulting in $650 million of capital to the business.

While 2022 was a challenging year for us for a number of geopolitical and economic reasons, we managed to achieve EU certification for two products, including our L Van. In 2023 our focus is clear. We are going to supply a purpose-built last-mile delivery vehicle to an underserved U.S. market. Our Class 4 XL Van.

I’ll now hand it over to Mike to take you a little bit deeper into our product development and competitive advantages in this space.

Mike Ableson, Arrival

Thanks Igor, ….

Slide 10:

Over the last several years, Arrival has developed a broad array of intellectual property in both the product and manufacturing areas.

On the product side, we have 72 patents either granted or pending related to vehicle technology. Besides our vehicle-level patents, we also have 70 patents either granted or pending for components designed by Arrival. Arrival’s IP on the product side is certainly valuable, however, as far as we know, Arrival is unique among recent EV start-ups in also developing manufacturing technology in-house. We have 51 patents granted or pending for robotics used in our manufacturing processes. Our AMR’s, like the one shown in the lower left picture, are the most visible outcome of our work in this area, and I’ll describe the importance of the AMR’s in a couple of slides.

Finally, we have 21 patents either granted or pending for general manufacturing.

We believe that this portfolio of intellectual property gives Arrival a significant competitive advantage as compared to other EV manufacturers.

Slide 11:

Taking advantage of this internally-developed IP, Arrival’s first product is a Class 4 delivery van that we believe is well positioned to compete in the US electrified van market. As shown on the slide, we believe the addressable market for the XL Van in the US alone is $5.4B.

However, we also believe the total global market for vans of all sizes is $280B, giving Arrival great future opportunities as we continue to develop products and deploy them in regions around the world. Importantly, and not included in the market sizes shown on the slide, Arrival intends to deploy vehicle-related software services which will provide additional opportunities for high-margin growth.

Going back to the US, we see a number of tailwinds here that have led us to focus on the US as our first market. We’ve designed the vehicle to expressly meet the needs of large logistics companies, many of whom have announced ESG goals including specific initiatives to electrify their delivery fleet.

Finally, the Inflation Reduction Act, signed into law last year, offers tax incentives for the purchase of Class 4 electric vehicles of up to $40,000 per vehicle.

The attributes of this market segment - customers committed to electrifying their fleets, low volumes by traditional OEM standards, relatively low competition, high prices and regulatory tailwinds represent a perfect opportunity for Arrival to deploy a custom-designed, high margin product produced with our flexible manufacturing method.

Slide 12:

On this slide are further specifications for our XL Van. It’s a product that we’ve been working on since 2021, and it’s well along in development. The vehicle is custom-designed for use in the fast-growing last-mile delivery segment, and based on our discussions with customers, we think the specifications of this vehicle will fit with a wide variety of last-mile delivery tasks.

Because the relatively low volumes in these segments aren’t economically viable for a traditional OEM to produce using assembly line processes, medium duty vans are typically produced by second stage manufacturers. These manufacturers purchase a chassis from a traditional OEM and then finish the vehicle by integrating the van box. This two-stage manufacturing process, besides being logistically complicated, is also relatively inefficient. Although the volumes in this segment are typically too low to be addressed by traditional OEM’s, these volumes are well suited to Arrival’s flexible manufacturing method, which allows us to manufacture the entire vehicle in our factory, avoiding the cost and complexity of the two-stage manufacturing process.

In part because of the complexity involved in producing these vehicles with the two-stage process, the prices in this segment are relatively high; in excess of $100,000 per vehicle for zero emission vans.

Slide 13:

However, beyond the physical specifications, the XL Van offers an array of features that benefit both the driver and the fleet operator.

We’ve worked hard on the design of the vehicle to optimize the driver experience - from improving visibility, to streamlining the way that information is presented on the central touchscreen. Because almost all the software on the vehicle is written by Arrival, we have enormous flexibility in customizing the operation of the vehicle, whether that be how the doors operate and lock, or even limiting maximum acceleration and speeds. The XL Van also features exterior panels of Arrival’s proprietary and highly damage resistant composite material.

We also know that operating cost is one of the most important vehicle attributes in the eyes of our customers, and we’ve spent considerable effort to reduce the operating cost of the XL Van. Our vehicles have been designed from the start to be connected vehicles, and through a series of API’s can interface with the customer’s existing back-end systems, allowing the customer to gather data to improve the operating cost of their Arrival fleet. We will also offer over-the-air updates that can be used to further optimize the operation of the vehicle over its lifetime.

Importantly, the majority of these features, both hardware and software, were implemented in vehicles that have already been certified in Europe, and we continue to accumulate test mileage with those vehicles, thereby minimizing our development risk for the XL Vans.

Slide 14:

Even given all the innovative features on the XL Van, we’re just as proud of the work we’ve done on the manufacturing process. The process in a traditional assembly plant is typically defined by the path of a mechanical conveyor - every vehicle follows exactly the same path through the process, at exactly the same speed.

At Arrival, we’ve developed an Autonomous Mobile Robot, shown in the center of this slide, that replaces the mechanical conveyor in our factory. This robot is truly autonomous - equipped with lidars and capable of motion in any direction. The path that the AMR’s follow can be modified literally from one vehicle to the next. In essence, we’ve put the path of our “conveyor” under software control.

Which leads us to the idea of a “software defined factory”. We do our body assembly in “technology cells” - these highly flexible assembly cells allow us to bring the benefits of automated assembly to production volumes that are much lower than a traditional assembly plant. Additionally, the technology cells have very little fixed tooling - meaning that they can be used to execute multiple stages of the assembly process. This, in turn, allows us to “stage” our capital investment - we can add cells to the factory as our volume ramps up.

As with the vehicles, the capabilities of our factory are enabled by our software capability - whether it be control of the AMR’s, or integration with the technology cells, our software allows us to bring this new manufacturing approach to life.

Slide 15:

Our manufacturing method means that the buildings for our factories don’t need to be purpose-designed. In fact, we can use readily available commercial buildings, thereby giving us an advantage in how quickly we can roll-out a new factory.

Our original facility, at Bicester in the UK is building a small number of vans this year to allow us to further develop our technology cell processes as well as further integrating our AMR’s.

The XL production facility will be in Charlotte, North Carolina, where we’ve already leased two adjacent buildings. We’ve used the lessons learned from our Bicester factory as we’ve developed the layout for Charlotte. This work is well along, and some of the equipment for Charlotte has already been purchased and delivered.

In summary, at Arrival we’ve developed what we feel will be a high-margin, segment-leading vehicle that’s assembled through a novel manufacturing method, a process that is designed to automate large parts of the vehicle assembly at volumes far below those of a traditional assembly plant.

And now, to speak to the use of proceeds from the transaction, I’ll hand it over to John.

John Wozniak, Arrival

Slide 16:

Thank you, Mike. We intend to use the proceeds of this transaction for vehicle program and production related CapEx, working capital and general corporate purposes.

The vehicle program investment includes prototyping, testing, validation and certification of the XL Van. Our production related CapEx requirements include equipment and AMRs for the Charlotte microfactory and the supplier tooling required for the production of the XL product.

We have already purchased some equipment for Charlotte and expect to reuse a significant portion of equipment in Bicester for the Charlotte factory. In addition, our expected tooling investment will be lower than that of the L Van due to the significant level of reuse of components from that program for which we have already made some significant investment in tooling.

We expect working capital to increase ahead of start of production in Charlotte to ensure we have enough parts to ramp production.

I will now hand over to Justin for the transaction overview.

Justin Mirro, Kensington

Slide 18:

Thanks John. The proposed transaction is outlined on the following page.

For the sources of capital, Kensington is contributing $283m of cash held in trust combined with Arrival’s existing cash on their balance sheet will result in approximately $468m of pro forma cash for the company post transaction costs. This will fund the commercialization plans you just heard about, most notably the new production facility in North Carolina.

On the right side of the page, we’ve outlined the pro forma valuation and ownership structure.

Slide 19:

On the next page I would like to provide a brief overview of the Kensington team. Our team has broad expertise and success in the automotive & industrial segments, with over 300 combined years and deploying billions in capital to create significant shareholder value.

Like we have done for past business combinations, Kensington has analyzed the universe of electric delivery vehicles and determined that Arrival is the best company in this segment.

Additionally, Kensington has experience that will greatly enhance Arrival, including access to customers and suppliers, expertise in building and running vehicle manufacturing facilities, and public company leadership in managing and deploying capital.

Slide 20:

And as you can see on the final slide, Arrival fulfills all of Kensington’s investment objectives. It is for this reason that we are so impressed with Arrival and excited to facilitate a business combination with this important company; one that will become the market leader in electric Class 4 delivery vans and one that will make everyone’s lives better today and for generations to come.

Thank you.

[End of Call]